Exhibit 99.2

BANNER MIDSTREAM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2022 (UNAUDITED) AND MARCH 31, 2022

	JUNE 30,	MARCH 31,
	2022	2022
ASSETS

CURRENT ASSETS:

Cash	$31,335	$99,452
Accounts receivable	105,983	164,388
Prepaid expenses and other current assets	1,873,895	382,373

Total current assets	2,011,213	646,213

NON-CURRENT ASSETS:
Property and equipment, net	928,128	2,506,738
Intangible assets, net	1,652,088	1,716,331
Goodwill	4,900,873	4,900,873
Right of use assets - financing leases	264,535	301,126
Right of use assets - operating leases	48,860	64,094

Total non-current assets	7,794,484	9,489,162

TOTAL ASSETS	$9,805,697	$10,135,375

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$201,380	$373,697
Accrued liabilities	2,692,867	1,116,698
Due to parent	9,170,029	8,777,545
Current portion of long-term debt	192,119	572,644
Current portion of lease liability - financing leases	141,934	145,174
Current portion of lease liability - operating leases	33,736	45,004

Total current liabilities	12,432,065	11,030,762

NON-CURRENT LIABILITIES
Lease liability - financing leases, net of current portion	117,236	149,884
Lease liability - operating leases, net of current portion	16,839	22,519
Long-term debt, net of current portion	11,629	67,511

Total non-current liabilities	145,704	239,914

Total Liabilities	12,577,769	11,270,676

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 5,000,000 shares authorized and no shares issued and outstanding
Common stock, $0.0001 par value, 45,000,000 shares authorized and 5,565,976 shares issued and outstanding	557	557
Additional paid in capital	1,622,915	1,622,915
Accumulated deficit	(4,395,544)	(2,758,773)

Total stockholders’ equity (deficit)	(2,772,072)	(1,135,301)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$9,805,697	$10,135,375

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	JUNE 30,
	2022	2021

REVENUES	$5,418,655	$5,156,213
COST OF REVENUES	4,512,249	3,559,847
GROSS PROFIT	906,406	1,596,366

OPERATING EXPENSES
Salaries and salaries related costs	263,321	318,899
Selling, general and administrative costs	1,209,725	1,664,366
Depreciation and amortization	112,829	196,262

Total operating expenses	1,585,875	2,179,527

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(679,469)	(583,161)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	-	1,537,365
Gain (loss) on disposal of fixed assets	(950,024)	-
Interest expense, net of interest income	(7,278)	(14,277)
Total other income (expense)	(957,302)	1,523,088

(LOSS) INCOME FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(1,636,771)	939,927

PROVISION FOR INCOME TAXES	-	-

NET (LOSS) INCOME	$(1,636,771)	$939,927

NET (LOSS) INCOME PER SHARE	$(0.29)	$0.18

WEIGHTED AVERAGE SHARES OUTSTANDING	5,565,976	5,565,976

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - March 31, 2021	5,565,976	$557	$8,064,641	$(7,564,815)	$500,383

Cost allocations from Ecoark Holdings	-	-	(974,485)	-	(974,485)
Net income for the period	-	-	-	939,927	939,927

Balance - June 30, 2021	5,565,976	$557	$7,090,156	$(6,624,888)	$465,825

Balance - March 31, 2022	5,565,976	$557	$1,622,915	$(2,758,773)	$(1,135,301)

Net loss for the period	-	-	-	(1,636,771)	(1,636,771)

Balance - June 30, 2022	5,565,976	$557	$1,622,915	$(4,395,544)	$(2,772,072)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	JUNE 30,
	2022	2021

CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net (loss) income	$(1,636,771)	$939,927
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Home office allocation	-	562,880
Change in fair value of derivative liabilities	-	(1,537,365)
Depreciation and amortization	112,829	196,264
Loss on disposal of fixed assets	950,024	-
Changes in assets and liabilities
Accounts receivable	58,405	(98,091)
Prepaid expenses and other current assets	(1,491,522)	(497,396)
Amortization of right of use asset - financing leases	36,591	35,540
Amortization of right of use asset - operating leases	15,234	17,768
Due to parent	392,484	(19,110)
Interest on lease liability - financing leases	(6,113)	(2,984)
Operating lease expense	(16,948)	(19,547)
Accrued payable and accrued liabilities	1,403,852	818,555
Total adjustments	1,454,836	(545,986)
Net cash (used in) provided by operating activities	(181,935)	396,441

CASH FLOWS FROM INVESTING ACTIVITES
Proceeds from the sale of fixed assets	580,000	-
Net cash provided by investing activities	580,000	-

CASH FLOWS FROM FINANCING ACTIVITES
Reduction of finance lease liability	(29,775)	(31,854)
Repayment of long-term debt	(436,407)	(208,845)
Net cash used in financing activities	(466,182)	(240,699)

NET (DECREASE) INCREASE IN CASH	(68,117)	155,742

CASH - BEGINNING OF PERIOD	99,452	295,416

CASH - END OF PERIOD	$31,335	$451,158

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

SUMMARY OF NON-CASH ACTIVITIES:

Reclassification of assets of discontinued operations to current operations in fixed assets	$-	$193,904
Lease liability recognized for ROU asset	$-	$29,050

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pinnacle Frac Holdings Corp is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp was renamed Banner Midstream Corp (the “Company” or “Banner Midstream”) by the Delaware Division of Corporations on December 6, 2018.

Banner Midstream acquired one hundred percent of the issued and outstanding membership interests of Pinnacle Frac Transport LLC (“Pinnacle Frac”) for 3,000,000 shares on May 24, 2018. Pinnacle Frac is a limited liability company pursuant to the laws of the State of Arkansas established on January 15, 2018. Pinnacle Frac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac has three wholly owned subsidiaries, LAH Lease Service LLC (“LAH”), LSQL Truck & Trailer Sales LLC (“LSQL”), and Triumph Energy Services, LLC (“Triumph”) which are limited liability companies pursuant to the laws of the State of Texas. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac. Neither LAH nor LSQL currently have active operations or any assets. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of Triumph on November 6, 2018, and subsequently transferred selected contracts into Pinnacle Frac. Triumph currently has a Department of Transportation (“DOT”) Motor Carrier Number (“MC Number”) but no active employees or operations. Pinnacle Frac commenced operations in May 2018 and is engaged in the business of providing transportation of frac sand and logistics services to major hydraulic fracturing and drilling operators in the domestic United States.

Banner Midstream established Pinnacle Frac Sales & Service LLC dba Capstone Equipment Leasing (“Capstone”) as a limited liability company pursuant to the laws of the State of Texas on May 23, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Capstone. Capstone is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac Sales & Service LLC was renamed Capstone Equipment Leasing, LLC by the Office of the Secretary of State of Texas on October 4, 2018. Capstone commenced operations in October 2018 and is engaged in the business of procuring and financing equipment to various oilfield transportation services contractors (“owner-operators”).

On March 27, 2020, Ecoark Holdings, Inc. (“Ecoark Holdings”) and Banner Energy Services Corp., a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Pursuant to the acquisition, Banner Midstream became a wholly owned subsidiary of the Company and Banner Parent received shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

Banner Midstream has two active operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), and Capstone Equipment Leasing LLC (“Capstone”). The Company assigned the ownership interests of White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”) to Ecoark Holdings in June 2022. These consolidated financial statements do not include the operations of White River and Shamrock.

Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a year end of March 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, impaired value of equipment and intangible assets, including goodwill, liabilities to accrue, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes, cost allocations from Ecoark Holdings to present these consolidated financial statements on a standalone basis and determination of the fair value of stock awards.

Actual results could differ from those estimates.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

The Company recognizes revenue upon satisfaction of its performance obligation at either a point in time or over time in accordance with ASC 606-10-25.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

The Company accounts for incremental costs of obtaining a contract with a customer and contract fulfillment costs in accordance with ASC 340-40, Other Assets and Deferred Costs. These costs should be capitalized and amortized as the performance obligation is satisfied, if certain criteria are met. The Company elected the practical expedient, to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that would otherwise have been recognized is one year or less, and expenses certain costs to obtain contracts when applicable. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The Company recognizes the cost of sales of a contract as expense when incurred or when a performance obligation is satisfied. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained, are not considered recoverable, or the practical expedient applies.

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month; and (iii) cash is received the following month from the crude oil buyer.

Cost of sales for Pinnacle Frac includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor, direct contract labor and fuel.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

For Pinnacle Frac, accounts receivable is comprised of unsecured amounts due from customers that have been conveyed to a factoring agent for both with and without recourse. Pinnacle Frac receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance charge by the factoring agent, and realizes cash for the 98% net proceeds received.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. The Company as of and for the three months ended June 30, 2022 and 2021 had no common stock equivalents.

Cost Allocations

The consolidated financial statements of Banner Midstream Corp. have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark Holdings, Inc. operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for Banner Midstream, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of Banner Midstream, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from our Parent are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

We also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not included in our historical results of operations, financial position and cash flows.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Liquidity

For the three months ended June 30, 2022 and 2021, the Company had a net income (loss) of ($1,636,771) and $939,927, respectively, has a working capital deficit of $10,420,852 and $10,384,549 as of June 30, 2022 and March 31, 2022, and has an accumulated deficit as of June 30, 2022 of $(4,395,544). As of June 30, 2022, the Company has $31,335 in cash and cash equivalents.

The Company has relied on Ecoark Holdings to provide the necessary capital to sustain their operations. The Company has included cost allocations as noted herein to reflect the operations as if they were a standalone entity.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company plans include the raising of capital through a potential offering once they are an SEC reporting company.

Impact of COVID-19

The COVID-19 pandemic has had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine and booster rollouts and the emergence of virus mutations including Omicron.

COVID-19 did not have a material effect on the Statements of Operations or the Balance Sheets for the three months ended June 30, 2022 and 2021.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

COVID-19 has contributed to the supply chain disruptions which have not yet had a material effect for the Company. The Company will continue to monitor the supply chain shortages affecting the world.

Because the federal government and some state and local authorities are reacting to the current Omicron variant of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: REVENUE

The Company recognizes revenue when it transfers promised services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those services.

The following table disaggregates the Company’s revenue by major source for the three months ended June 30:

	2022	2021
Revenue:
Transportation Services	$5,348,225	$5,037,994
Fuel Rebate	62,930	92,407
Equipment Rental and other	7,500	25,812
	$5,418,655	$5,156,213

There were no significant contract asset or contract liability balances for all periods presented. The Company elected the practical expedients in paragraphs 606-10-50-14 and 50-14A and does not disclose the amount of transaction price allocated to remaining performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed, or variable consideration related to future service periods.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2022 and March 31, 2022:

	June 30, 2022	March 31, 2022
	(unaudited)
Leasehold improvements	$18,052	$18,052
Machinery and equipment	1,803,021	3,333,045
Total property and equipment	1,821,073	3,351,097
Accumulated depreciation and impairment	(892,945)	(844,359)
Property and equipment, net	$928,128	$2,506,738

As of June 30, 2022, the Company performed an evaluation of the recoverability of these long-lived assets. The analysis resulted in no impairment as of related to these assets.

On April 1, 2021, the Company placed back in service equipment of $201,388 with accumulated depreciation of $7,484 which were part of discontinued operations related to Pinnacle Vac. These assets are equipment related to Capstone who is servicing the debt related to the assets.

In February 2022, the Company traded in a vehicle valued at $51,806 for a new vehicle valued at $91,132.

In May 2022, the Company sold $1,530,024 of fixed assets for $580,000.

Depreciation expense for the three months ended June 30, 2022 and 2021 was $48,586 and $106,560, respectively.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

NOTE 4: INTANGIBLE ASSETS AND GOODWILL

Intangible assets consisted of the following as of June 30, 2022 and March 31, 2022:

	June 30, 2022	March 31, 2022
	(unaudited)
Customer relationships	$2,100,000	$2,100,000
Non-compete agreements	250,000	250,000
Total intangible assets	2,350,000	2,350,000
Accumulated amortization and impairment	(697,912)	(633,669)
Intangible assets, net	$1,652,088	$1,716,331

In the acquisition of Banner Midstream, by Ecoark Holdings, the intangible assets acquired consisted of the customer relationships and non-compete agreements valued at $2,350,000. The estimated useful lives of the customer relationships are ten years based on the estimated cash flows from those customer contracts, and the estimated useful lives of the non-compete agreement is five years amortized over a straight-line method.

Amortization expense for the three months ended June 30, 2022 and 2021 was $64,243 and $87,204, respectively.

The following is the future amortization of the intangibles as of June 30:

2023	$259,103
2024	264,512
2025	251,129
2026	214,923
2027	201,111
Thereafter	461,310
$1,652,088

In addition to the statutory based intangible assets noted above, Ecoark Holdings recorded a total of $4,900,873 of goodwill in connection with the purchase of Banner Midstream.

The Company assessed the criteria for impairment, and there were no indicators of impairment present as of June 30, 2022, and therefore no impairment is necessary.

NOTE 5: ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	June 30, 2022	March 31, 2022

Professional fees and consulting costs	$-	$442,793
Compensation	700,915	245,179
Interest	-	-
Taxes	44,296	85,000
Insurance	1,947,656	343,726
Total	$2,692,867	$1,116,698

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

NOTE 6: LONG-TERM DEBT

Long-term debt consisted of the following as of June 30, 2022 and March 31, 2022.

	June 30, 2022	March 31, 2022
	(unaudited)

Note payable – Alliance Bank (a)	$169,341	$236,755
Commercial loan – Firstar Bank (b)	-	245,217
Auto loan 1 – Firstar Bank (c)	13,792	16,839
Auto loan 4 – Ally Bank (d)	20,615	23,012
Tractor loan 6 – Tab Bank (e)	-	118,332
Total long-term debt	203,748	640,155
Less: current portion	(192,119)	(572,644)
Long-term debt, net of current portion	$11,629	$67,511

(a)	Original loan date of June 14, 2019 with an original maturity date of April 14, 2020. The Company extended this loan for $1,238,500 at 4.95% with a new maturity date of April 14, 2025. On September 24, 2021, the Company repaid $550,000 of this amount as a condition of the underlying guarantee of the note.

(b)	Original loan date of February 28, 2018, due December 31, 2022 at 4.75%. The Company repaid the entire amount on April 11, 2022 with the proceeds from the sale of equipment of $580,000.

(c)	On July 20, 2018, entered into a long-term secured note payable for $56,300 for a service truck maturing July 20, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of June 30, 2022.

(d)	On July 26, 2018, entered into a long-term secured note payable for $55,268 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of June 30, 2022.

(e)	On November 7, 2018, entered into a long-term secured note payable for $301,148 maturing on November 22, 2023. The note is secured by the collateral purchased and accrued interest annually at 10.25% with principal and interest payments due monthly. The Company repaid the entire amount on April 11, 2022 with the proceeds from the sale of equipment of $580,000.

The following is a list of maturities as of June 30:

2023	$192,119
2024	11,629
$203,748

Interest expense on long-term debt during the three months ended June 30, 2022 and 2021 are $7,150 and $4,900, respectively.

NOTE 7: DUE TO RELATED PARTIES

The Company receives its support from Ecoark Holdings and other subsidiaries of Ecoark Holdings. As of June 30, 2022 and March 31, 2022, the intercompany advances balance with Ecoark Holdings was $9,170,029 and $8,777,545, respectively. There is no interest charged on this amount and the amount is due on demand and reflected as a current liability. The balance is comprised of expenses paid on behalf of the Company by Ecoark Holdings.

Prior to July 1, 2021, the financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for Banner Midstream, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of Banner Midstream, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

In addition, as of March 31, 2021, the Company had $10,511 outstanding with Zest Labs, Inc. another subsidiary of Ecoark Holdings. This was repaid to Banner Midstream in the year ended March 31, 2022.

A board member of Ecoark Holdings advanced $250,000 to the Company through August 8, 2021, under the terms of notes payable that bears interest at rates ranging between 10% and 15% interest per annum. On August 9, 2021, the Company repaid the entire $250,000 plus accrued interest of $22,705 to the board member. Interest expense on the note for the three months ended June 30, 2022 and 2021 was $0 and $9,375, respectively.

During the year ended March 31, 2021, the Company received proceeds of $603,553 in notes payable – related parties, repaid $1,622,566 in existing notes payable – related parties, and converted $575,000 in existing notes payable – related parties that resulted in a loss on conversion of $1,239,441. In addition, the Company converted $15,000 of accrued interest during this period.

An officer of the Company advanced $116,000 and was repaid this amount during the year ended March 31, 2022.

NOTE 8: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has 45,000,000 shares of common stock authorized at $0.0001 par value per share, and there were 5,565,976 and 5,565,976 common shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively, all owned by Ecoark Holdings. The Company has 5,000,000 shares of preferred stock authorized at $0.0001 par value per share, and there are no shares issued and outstanding.

There were no equity transactions for the three months ended June 30, 2022 and 2021.

NOTE 9: CONCENTRATIONS

Customer Concentration. Two and two customers, accounted for more than 10% of the accounts receivable balance at June 30, 2022 and March 31, 2022 for a total of 100% and 88% of accounts receivable, respectively. In addition, three and two customers represent approximately 72% and 96% of total revenues for the Company for the three months ended June 30, 2022 and 2021, respectively.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Commodity price risk

We are exposed to fluctuations in commodity prices for oil and natural gas. Commodity prices are affected by many factors, including but not limited to, supply and demand.

NOTE 10: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of April 1, 2019 and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company recorded these leases at present value, in accordance with the standard, using discount rates ranging between 2.5% and 11.36%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 42 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

The Company’s portfolio of leases contains both finance and operating leases. As of June 30, 2022, the value of the unamortized lease right of use asset is $313,395, of which $264,535 is from financing leases (through maturity at June 30, 2024) and $48,860 is from operating leases (through maturity at May 31, 2024). As of June 30, 2022, the Company’s lease liability was $309,745, of which $259,170 is from financing leases and $50,575 is from operating leases.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

Maturity of lease liability for the operating leases for the period ended June 30,
2023	$37,064
2024	$17,610
Imputed interest	$(4,099)
Total lease liability	$50,575

Disclosed as:
Current portion	$33,736
Non-current portion	$16,839

Maturity of lease liability for the financing leases for the period ended June 30,
2023	$146,982
2024	$118,677
Imputed interest	$(6,489)
Total lease liability	$259,170

Disclosed as:
Current portion	$141,934
Non-current portion	$117,236

Amortization of the right of use asset for the period ended June 30,
2023	$177,978
2024	$135,417

Total	$313,395

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Three Months ended June 30, 2022	Three Months ended June 30, 2022

Operating lease expense	$16,552	$15,951

Finance lease expense
Depreciation of capitalized finance lease assets	56,576	34,838
Interest expense on finance lease liabilities	1,934	2,984
Total lease cost	$75,062	$53,773

NOTE 11: RELATED PARTY TRANSACTIONS

On March 27, 2020, the Ecoark Holdings issued 1,789,041 shares of its common stock to the Company and assumed approximately $11,774,455 in debt and lease liabilities of the Company. The transaction was approved by all of the disinterested members of the Board of Ecoark Holdings. The Chairman and CEO of the Company is the Chief Financial Officer and Treasurer of Ecoark Holdings.

In the acquisition of Banner Midstream to Ecoark Holdings, Randy S. May, Chief Executive Officer and Chairman of Ecoark Holdings, was the holder of approximately $1,242,000 in notes payable by Banner Midstream and its subsidiaries, which were assumed by Ecoark Holdings in the transaction. Additionally, Mr. May held a note payable by Banner Energy in the amount of $2,000,000 in principal and accrued interest, which was converted into 2,740,000 shares of common stock of Ecoark Holdings (on a pre-reverse stock split basis) as a result of the transaction. Neither of these amounts remain outstanding.

BANNER MIDSTREAM CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2022 AND 2021

NOTE 12: SUBSEQUENT EVENTS

Subsequent to June 30, 2022, the Company had the following transactions:

On August 23, 2022 Ecoark Holdings, Inc., a Nevada corporation (“Ecoark”) entered into a Share Exchange Agreement (the “Agreement”) with Enviro Technologies U.S., Inc., a Florida corporation (“Enviro”) and the Company. The Agreement provides that, upon the terms and subject to the conditions set forth therein, Ecoark shall acquire 12,996,958 shares of the Enviro common stock in exchange for all of the capital stock of the Company owned by Ecoark, which represents 100% of the issued and outstanding shares of the Company (the “Exchange”). Upon closing of the Agreement, the Company will continue as a wholly-owned subsidiary of Enviro. On September 7, 2022, the Exchange was completed, and the Company was merged into Enviro via a reverse merger.